Exhibit 11.1


                   Calculation of Earnings Per Share
                 (In thousands, except per share data)

                                                                             For the Three Months Ended
                                                                                      March 31,
                                                                                      ---------
Weighted Average Calculation:                                                    1996                1995
- -----------------------------                                               ---------           ---------
Net income (loss)                                                            $   (916)           $    325
                                                                             =========           =========

Weighted average shares
  outstanding                                                                  10,687              10,679
                                                                             =========           =========

Earnings per share, based
  on weighted average
  shares outstanding                                                         $  (0.09)           $   0.03
                                                                             =========           =========

Primary Calculation:

Net income (loss)                                                            $   (916)           $    325
                                                                             =========           =========

Common Stock Equivalents:

Weighted average shares
  outstanding                                                                  10,687              10,679

Stock options                                                                       -                 103
                                                                             ---------           ---------

                                                                               10,687              10,782
                                                                             =========           =========
Earnings per share,
  primary                                                                    $  (0.09)           $   0.03
                                                                             =========           =========



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